Exhibit 99.1

GCP APPLIED TECHNOLOGIES ANNOUNCES $125 MILLION SALE OF CAMBRIDGE, MASSACHUSETTS HEADQUARTERS

–GCP Applied Technologies sells property and will continue occupancy while evaluating relocation options

—Property sale realizes significant value for GCP shareholders

CAMBRIDGE, MA – July 8, 2020 – Today, GCP Applied Technologies, a leading construction products technology company, announced the $125 million sale of its Alewife Park, Cambridge, Massachusetts corporate headquarters to IQHQ. Newmark Knight Frank’s Boston Capital Markets Group represented GCP in the transaction. The agreement was finalized on July 2, 2020 with closing expected to take place in late July or early August 2020.

Randy Dearth, President and CEO of GCP Applied Technologies said, “The successful sale of the Cambridge headquarters represents significant value for a quality asset that we were underutilizing, generating substantial available cash to further strengthen an already healthy balance sheet. The transaction unlocks tremendous value for GCP shareholders and is consistent with the company’s commitment to invigorating its focus on profitable growth and value creation.”

The site, located to the east of Alewife Brook Parkway between Rindge and Whittemore Avenues in North Cambridge, is directly adjacent to the MBTA Red Line’s Alewife Station. The property includes nearly 290,000 gross square feet of existing office, laboratory and R&D space.

The terms of the sale include an 18-month, rent-free lease-back to GCP for the entire site which GCP will continue to occupy while reviewing its options for relocation. GCP has the option to further extend the lease for an additional 6 months, for a total of up to two years occupancy at the current site.

Dearth said, “We’ve been pleased to call Alewife Park home, but now is the right time for GCP to take a fresh look at its real estate needs for a global headquarters which best serves its employees, customers and brand.”

About GCP Applied Technologies

GCP is a leading global provider of construction products technologies that include additives for cement and concrete, the VERIFI® in-transit concrete management system, high-performance waterproofing products, and specialty systems. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

Forward Looking Statements

This release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when GCP or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of GCP and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside GCP’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; strategic alternatives; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, we are subject to risks and uncertainties that could cause our actual results to differ materially from our projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; business disruptions due to public health or safety emergencies, such as the novel strain of coronavirus (“COVID-19”) pandemic; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; the handling of hazardous materials and the costs of compliance with environmental regulations; extreme weather events and natural disasters. These and other factors are identified and described in more detail in GCP’s Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov, and subsequent quarterly reports. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as of the date thereof. GCP undertakes no obligation to publicly release any revision to its projections and other forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release.

Non-GAAP Financial Measures

This presentation (or release) contains certain “non-GAAP financial measures”. Please refer to the Appendix for definitions of the non-GAAP financial measures used herein and a reconciliation of those non-GAAP financial measures to their most comparable GAAP measures.

CONTACT

Reporter inquiries:

Colleen McGlynn, 617-590-9527

cmcglynn@brownrudnick.com

Investor relations inquiries:

Betsy Cowell, 617-335-3816

betsy.cowell@gcpat.com

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